SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 2, 2001
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                                 WORLDS.COM INC.
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               (Exact Name of Registrant as Specified in Charter)



         New Jersey                    000-24115                22-1848316
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(State or Other Jurisdiction        (Commission               (IRS Employer
    of Incorporation)               File Number)            Identification No.)


15 Union Wharf, Boston, Massachusetts                             02019
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(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code    (617) 725-8900
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events

         In January 2001, Worlds.com Inc. ("Company") completed important financing activities which significantly improve the Company's short-term financial position. The timing and terms of the transactions described below were based on numerous factors. These factors included the Company's nominal cash position and significant negative working capital immediately prior to the consummation of the transactions.

A.       Private Placement

         On January 2, 2001, the Company consummated the initial closing ("Initial Closing") of a private placement ("Private Placement") of 21.9 units ("Units"), each Unit consisting of a $50,000 principal amount 6% Convertible Promissory Note ("Note") and warrant ("Warrant") to purchase 50,000 shares of its common stock, $.01 par value ("Common Stock"), pursuant to Regulation D promulgated under the Securities Act of 1933, as amended ("Act"). On January 17, the Company consummated the final closing of the Private Placement in which the Company sold an additional 15.7 Units. In the Private Placement, the Company sold an aggregate of 37.6 Units, representing an aggregate of $1,880,000 in Notes and Warrants to purchase an aggregate of 1,880,000 shares of Common Stock, for aggregate proceeds of $1,880,000, of which $1,345,000 was invested in cash and $535,000 was invested through the conversion of existing outstanding obligations of the Company. If the full amount of Notes and Warrants sold by the Company in the Private Placement are converted and exercised pursuant to their respective terms as described below, the Company will be required to issue an additional 19,844,644 shares of Common Stock. This would, after conversion and exercise, represent approximately 51% of the issued and outstanding Common Stock of the Company, assuming no other currently outstanding options and warrants are exercised, and 45% of the issued and outstanding Common Stock if all such options and warrants are exercised. The Company intends to use the proceeds of the Private Placement for working capital and general purposes for its business.

Terms of the Notes

         The Notes are unsecured obligations of the Company. Each Note shall bear interest at the rate of 6% per annum. The principal and interest due on the Notes will be payable on July 2, 2002, subject to the mandatory prepayment and conversion rights described below.

         Prepayment

         The Company must prepay the principal and interest of the outstanding Notes by making monthly payments to each holder of the Notes in an amount equal to (a) the original principal amount of such holder's Note divided by $1,880,000 (the total principal amount of the Notes actually sold in the Private Placement), multiplied by (b) 50% of all revenues the Company receives through the sale of products (excluding shipping, handling, discounts and taxes and not including revenues received from advertising or services) through its online services during a month, as reduced by any returns of products sold in previous months ("Prepayments"). The first Prepayment shall be made on March 20, 2001 with respect to revenues received, if any, in February 2001. Thereafter, Prepayments shall be made monthly with respect to revenues received in the prior


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month and shall continue until all Notes have either been paid in full or converted. Any Prepayments made by the Company will be applied first to accrued interest and then to principal. Holders will be notified of the amount of each Prepayment to be made in each month at least 10 days prior to the date of such Prepayment.

         Conversion

         The principal and interest on the Notes are convertible, in whole, but not in part, at any time, at the election of the holder, into that number of shares of Common Stock determined by dividing the principal and interest owing on the Notes at the time of conversion by the "conversion price". The "conversion price" is $0.10465, representing 115% of the average last sale price of a share of Common Stock as reported by the OTC Bulletin Board for the five consecutive trading days immediately prior to the date of the Initial Closing.

Terms of the Warrants

         The Warrants entitle the holder to purchase shares of Common Stock at a per-share exercise price of $0.10465. The Warrants are exercisable for three years, commencing on July 2, 2001.

         Redemption

         The Company may call the Warrants for redemption at a price of $.01 per Warrant if the average last sale price of a share of Common Stock exceeds $2.00 for a period of not less than ten consecutive trading days ("Redemption Pricing Period"). Any such redemption shall only be effective if the Company has sent notice of such redemption to each investor within five days of the Redemption Pricing Period and there is an effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Warrants (as described below).

Registration Rights

         The Company is obligated, on or before April 2, 2001, to file a registration statement under the Act with the Securities and Exchange Commission ("SEC") registering for resale the shares of Common Stock underlying the Notes and Warrants purchased in the Private Placement, or include such shares in a registration statement already filed by the Company but not yet declared effective under the Act. The Company will use its best efforts to have the registration statement declared effective by the SEC and to be kept current and effective until all the Common Stock covered by the registration statement are sold or can be sold freely under an appropriate exemption without limitation.

Insider Participation

         Steven G. Chrust, Chairman of the Board of Directors of the Company, purchased 13.1 Units in the Private Placement, of which $255,000 was invested in cash and $400,000 was invested through the conversion of existing outstanding obligations of the Company owed to Mr. Chrust, including $250,000 pursuant to the terms of a Convertible Negotiable Promissory Note evidencing Mr. Chrust's prior loan to the Company on November 8, 2000 ("Chrust Note"). Pursuant to the

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Chrust Note, the Company and Mr. Chrust were required to convert all of the unpaid principal amount then due into securities being sold in the Company's next offering grossing net proceeds of at least $500,000. In addition, Mr. Chrust agreed to forfeit warrants to purchase 375,000 shares of the Company's Common Stock which were issued to him in connection with the Chrust Note. Other officers, directors and employees of the Company ("Insiders") purchased an additional 4.4 Units, of which $205,000 was invested in cash and $15,000 was invested through the conversion of existing outstanding obligations of the Company. Of the 19,844,644 shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, 6,913,958 shares would be issued to Mr. Chrust and an aggregate of 2,322,246 would be issued to the Insiders.

B.       Extension of Outstanding Indebtedness

         As previously reported in the Company's Form 10-QSB for the quarter ended September 30, 2000, the Company had reached agreements in principal to extend the maturity dates of outstanding notes in an aggregate amount of $2,023,771.60 (representing principal of $1,635,000 and accrued interest of $388,771.60) which were due and payable in December 2000. The Company has been in the process of negotiating definitive agreements to finalize the extension of these notes. The Company and final creditor executed the last of these agreements on January 12, 2001. The Company has issued new notes in an aggregate principal amount of $1,391,821.60 maturing in January 2002 and given a credit toward future services to be provided by the Company in the amount of $631,950 to replace the existing notes. In connection with the extension of these notes, the Company granted options to purchase an aggregate of 150,000 shares of Common Stock.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(c)   Exhibits

     Exhibit Number      Description

          4.1            Form of Subscription Agreement used in the Private
                           Placement

          4.2            Form of Note issued in the Private Placement

          4.3            Form of Warrant issued in the Private Placement

          99.1           Press Release, dated January 3, 2001

          99.2           Press Release, dated January 18, 2001


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WORLDS.COM INC.

                                                   /s/ Thomas Kidrin
                                               _______________________________
                                               Name:    Thomas Kidrin
                                               Title: Chief Executive Officer

Date: January 18, 2001




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                                  EXHIBIT INDEX

       Exhibit Number        Description

            4.1              Form of Subscription Agreement used in the Private
                               Placement

            4.2              Form of Note issued in the Private Placement

            4.3              Form of Warrant issued in the Private Placement

            99.1             Press Release, dated January 3, 2001

            99.2             Press Release, dated January 18, 2001

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